Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel : 305-599-1800 www.mastec.com

For Immediate Release

MasTec Announces Second Quarter 2023 Financial Results with Record Revenue and Updates Guidance for the Year

•	Record Second Quarter 2023 Revenue Increased 25% Over Same Quarter Last Year to $2.9 Billion

•	Second Quarter 2023 Results Include GAAP Net Income of $16.8 Million with Adjusted Net Income of $70.7 Million

•

Adjusted EBITDA Increased 43% to $255.4 Million, Diluted Earnings Per Share of $0.20 and Adjusted Diluted Earnings Per Share of $0.89, with Adjusted Diluted Earnings Per Share Exceeding Guidance Expectations by $0.03.

•

Annual 2023 Guidance Range Updated to Revenue of $12.7 Billion to $13.0 Billion, GAAP Net Income of $111 Million to $141 Million, Adjusted EBITDA of $1.05 Billion to $1.10 Billion, Diluted Earnings Per Share of $1.38 to $1.77 and Adjusted Diluted Earnings Per Share of $3.75 to $4.19

Coral Gables, FL (August 3, 2023) — MasTec, Inc. (NYSE: MTZ) today announced 2023 second quarter financial results and updated its full year 2023 guidance range expectation.

Second quarter 2023 revenue was up 25% to $2.87 billion, compared to $2.30 billion for the second quarter of 2022. GAAP net income was $16.8 million, or $0.20 per diluted share, compared to net income of $16.3 million, or $0.20 per diluted share, in the second quarter of 2022. Second quarter results include acquisition and integration costs of $22.7 million related primarily to 2022 acquisition activity.

Second quarter 2023 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $70.7 million and $0.89, respectively, as compared to adjusted net income and adjusted diluted earnings per share of $56.0 million and $0.73, respectively, in the second quarter of 2022. Second quarter 2023 adjusted EBITDA, also a non-GAAP measure, increased 43% to $255.4 million, compared to $178.5 million in the second quarter of 2022. Second quarter 2023 results reflect the impact of strong sequential and year over year financial performance improvement over the comparable period last year and the impact of the acquisition of IEA.

18-month backlog as of June 30, 2023, was $13.4 billion, up 22% compared to last year’s second quarter.

Adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “All of our segments showed improved margin performance this quarter compared to the comparable quarter last year. Our Clean Energy and Infrastructure segment showed the most improvement with an approximately 400 basis point sequential improvement in adjusted EBITDA margin in the second quarter and an approximately 600 basis point improvement over the second quarter last year. While margins improved as expected, we did begin to see tighter management of CAPEX by a number of customers. We also expect revenue at recently acquired IEA to be impacted in the second half because of project delays, with revenue being pushed into 2024.”

Mr. Mas continued, “We have strong growth potential in all of our markets, and we are well-positioned to capitalize on these opportunities in all of our segments. While we are disappointed with the second half revenue expectations, our focus on improving margins has materialized and we expect this to continue in the second half of 2023 and we expect to enter 2024 with significant revenue growth and margin expansion.”

Paul DiMarco, MasTec’s Executive Vice President and Chief Financial Officer, noted, “MasTec had record revenue and adjusted EBITDA for the second quarter. Additionally, we made progress on our collections with DSO improving by 4 days. We remain on track to meet our year-end net debt leverage goal of low 2 times. The balance sheet remains strong with approximately $900 million in liquidity, and we are ready to support the strong growth expected in all segments.”

Based on the information available today, the Company is providing third quarter and updating full year 2023 guidance. The Company currently expects full year 2023 revenue to range from $12.7 billion to $13.0 billion. GAAP net income and diluted earnings per share for full year 2023 are expected to range between $111 million and $141 million and $1.38 and $1.77, respectively. Full year 2023 adjusted EBITDA is expected to range between $1.05 billion and $1.10 billion, representing between 8.2% and 8.5% of revenue, and adjusted diluted earnings per share is expected to range between $3.75 and $4.19.

For the third quarter of 2023, the Company expects revenue to range from $3.8 billion to $3.9 billion. Third quarter 2023 GAAP net income is expected to range between $101 million and $122 million, with GAAP diluted earnings per share expected to range between $1.27 and $1.55. Third quarter 2023 adjusted EBITDA is expected to approximate $360 million to $390 million or 9.6% to 10.1% of revenue, with adjusted diluted earnings per share expected to be $1.85 to $2.13.

Management will hold a conference call to discuss these results on Friday, August 4, 2023 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (856) 344-9221 or (888) 394-8218 with a pass code of 3225603. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed for 60 days through the Investors section of the Company’s website at www.mastec.com. Presentation materials in support of the call, along with a guidance summary document, are also available adjacent to the webcast link.

The following tables set forth the financial results for the periods ended June 30, 2023 and 2022:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$2,874,115	$2,301,792	$5,458,774	$4,256,192
Costs of revenue, excluding depreciation and amortization	2,484,780	2,028,111	4,844,274	3,761,427
Depreciation	103,038	87,001	210,285	172,195
Amortization of intangible assets	42,043	27,673	83,987	53,263
General and administrative expenses	176,155	133,785	340,069	279,175
Interest expense, net	59,415	19,387	112,108	35,428
Equity in earnings of unconsolidated affiliates, net	(7,496)	(6,587)	(16,648)	(13,364)
Other income, net	(3,508)	(5,825)	(9,709)	(2,071)

Income (loss) before income taxes	$19,688	$18,247	$(105,592)	$(29,861)
(Provision for) benefit from income taxes	(2,934)	(1,992)	41,800	11,157

Net income (loss)	$16,754	$16,255	$(63,792)	$(18,704)

Net income attributable to non-controlling interests	1,212	43	1,206	62

Net income (loss) attributable to MasTec, Inc.	$15,542	$16,212	$(64,998)	$(18,766)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.20	$0.22	$(0.84)	$(0.25)

Basic weighted average common shares outstanding	77,635	74,445	77,306	74,615

Diluted earnings (loss) per share	$0.20	$0.20	$(0.84)	$(0.27)

Diluted weighted average common shares outstanding	78,372	75,537	77,306	74,647

Consolidated Balance Sheets

(unaudited - in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets	$3,829,004	$3,859,127
Property and equipment, net	1,753,667	1,754,101
Operating lease right-of-use assets	347,060	279,534
Goodwill, net	2,079,522	2,045,041
Other intangible assets, net	862,775	946,299
Other long-term assets	415,792	409,157

Total assets	$9,287,820	$9,293,259

Liabilities and Equity
Current liabilities	$2,440,835	$2,496,037
Long-term debt, including finance leases	3,154,576	3,052,193
Long-term operating lease liabilities	235,977	194,050
Deferred income taxes	520,820	571,401
Other long-term liabilities	247,192	238,391
Total equity	2,688,420	2,741,187

Total liabilities and equity	$9,287,820	$9,293,259

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Six Months Ended June 30,
	2023	2022
Net cash (used in) provided by operating activities	$(97,910)	$1,541
Net cash used in investing activities	(141,460)	(220,021)
Net cash used in financing activities	(12,155)	(2,984)
Effect of currency translation on cash	838	(343)

Net decrease in cash and cash equivalents	(250,687)	(221,807)

Cash and cash equivalents—beginning of period	$370,592	$360,736

Cash and cash equivalents—end of period	$119,905	$138,929

Backlog by Reportable Segment (unaudited—in millions)	June 30, 2023	March 31, 2023	June 30, 2022
Communications	$5,420	$5,602	$5,031
Clean Energy and Infrastructure	3,324	3,546	1,896
Oil and Gas	2,042	2,013	1,456
Power Delivery	2,656	2,731	2,622
Other	—	—	—

Estimated 18-month backlog	$13,442	$13,892	$11,005

Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Segment Information	2023	2022	2023	2022
Revenue by Reportable Segment
Communications	$868.7	$822.0	$1,675.2	$1,486.2
Clean Energy and Infrastructure	969.7	494.5	1,794.6	930.4
Oil and Gas	341.8	341.2	598.3	552.2
Power Delivery	702.6	646.5	1,412.0	1,296.9
Other	—	—	—	—
Eliminations	(8.7)	(2.4)	(21.3)	(9.5)

Consolidated revenue	$2,874.1	$2,301.8	$5,458.8	$4,256.2

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted EBITDA by Segment
EBITDA	$224.2	$152.3	$300.8	$231.0
Non-cash stock-based compensation expense (a)	8.6	6.8	17.1	13.2
Acquisition and integration costs (b)	22.7	12.5	39.8	26.1
Losses on fair value of investment (a)	—	7.1	0.2	7.1
Bargain purchase gain (a)	—	(0.2)	—	(0.2)

Adjusted EBITDA	$255.4	$178.5	$357.9	$277.2

Segment:
Communications	$94.1	$85.3	$155.8	$126.5
Clean Energy and Infrastructure	49.7	(5.2)	60.2	5.6
Oil and Gas	77.0	64.1	91.6	87.6
Power Delivery	57.4	48.4	106.5	101.5
Other	6.7	7.4	13.8	14.4

Segment Total	284.9	200.0	427.9	335.6
Corporate	(29.5)	(21.5)	(70.0)	(58.4)

Adjusted EBITDA	$255.4	$178.5	$357.9	$277.2

Note: The Communications, Clean Energy and Infrastructure, and Power Delivery segments represent the “non-Oil & Gas” segments.

(a)

Non-cash stock-based compensation expense, losses on the fair value of our investment in AVCT and the bargain purchase gain from a fourth quarter 2021 acquisition are included within Corporate results.

(b)

For the three month period ended June 30, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $4.6 million, $16.4 million and $0.3 million, respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $1.4 million of such costs, and for the six month period ended June 30, 2023, $13.5 million, $21.7 million, $1.9 million and $2.7 million of such costs were included in EBITDA of the segments and Corporate, respectively. For the three month period ended June 30, 2022, Communications, Oil and Gas, Power Delivery and Corporate EBITDA included $1.1 million, $1.4 million, $7.0 million and $3.0 million of such acquisition and integration costs, respectively, and for the six month period ended June 30, 2022, $1.9 million, $3.3 million, $14.1 million, and $6.8 million of such costs were included in EBITDA of the segments and Corporate, respectively.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted EBITDA Margin by Segment
EBITDA Margin	7.8%	6.6%	5.5%	5.4%
Non-cash stock-based compensation expense (a)	0.3%	0.3%	0.3%	0.3%
Acquisition and integration costs (b)	0.8%	0.5%	0.7%	0.6%
Losses on fair value of investment (a)	—%	0.3%	0.0%	0.2%
Bargain purchase gain (a)	—%	(0.0)%	—%	(0.0)%

Adjusted EBITDA margin	8.9%	7.8%	6.6%	6.5%

Segment:
Communications	10.8%	10.4%	9.3%	8.5%
Clean Energy and Infrastructure	5.1%	(1.1)%	3.4%	0.6%
Oil and Gas	22.5%	18.8%	15.3%	15.9%
Power Delivery	8.2%	7.5%	7.5%	7.8%
Other	NM	NM	NM	NM

Segment Total	9.9%	8.7%	7.8%	7.9%
Corporate	—	—	—	—

Adjusted EBITDA margin	8.9%	7.8%	6.6%	6.5%

NM - Percentage is not meaningful

Note: The Communications, Clean Energy and Infrastructure, and Power Delivery segments represent the “non-Oil & Gas” segments.

(a)

Non-cash stock-based compensation expense, losses on the fair value of our investment in AVCT and the bargain purchase gain from a fourth quarter 2021 acquisition are included within Corporate results.

(b)

For the three month period ended June 30, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $4.6 million, $16.4 million and $0.3 million, respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $1.4 million of such costs, and for the six month period ended June 30, 2023, $13.5 million, $21.7 million, $1.9 million and $2.7 million of such costs were included in EBITDA of the segments and Corporate, respectively. For the three month period ended June 30, 2022, Communications, Oil and Gas, Power Delivery and Corporate EBITDA included $1.1 million, $1.4 million, $7.0 million and $3.0 million of such acquisition and integration costs, respectively, and for the six month period ended June 30, 2022, $1.9 million, $3.3 million, $14.1 million, and $6.8 million of such costs were included in EBITDA of the segments and Corporate, respectively.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$16.8	$16.3	$(63.8)	$(18.7)
Interest expense, net	59.4	19.4	112.1	35.4
Provision for (benefit from) income taxes	2.9	2.0	(41.8)	(11.2)
Depreciation	103.0	87.0	210.3	172.2
Amortization of intangible assets	42.0	27.7	84.0	53.3

EBITDA	$224.2	$152.3	$300.8	$231.0

Non-cash stock-based compensation expense	8.6	6.8	17.1	13.2
Acquisition and integration costs	22.7	12.5	39.8	26.1
Losses on fair value of investment	—	7.1	0.2	7.1
Bargain purchase gain	—	(0.2)	—	(0.2)

Adjusted EBITDA	$255.4	$178.5	$357.9	$277.2

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	0.6%	0.7%	(1.2)%	(0.4)%
Interest expense, net	2.1%	0.8%	2.1%	0.8%
Provision for (benefit from) income taxes	0.1%	0.1%	(0.8)%	(0.3)%
Depreciation	3.6%	3.8%	3.9%	4.0%
Amortization of intangible assets	1.5%	1.2%	1.5%	1.3%

EBITDA margin	7.8%	6.6%	5.5%	5.4%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%	0.3%
Acquisition and integration costs	0.8%	0.5%	0.7%	0.6%
Losses on fair value of investment	—%	0.3%	0.0%	0.2%
Bargain purchase gain	—%	(0.0)%	—%	(0.0)%

Adjusted EBITDA margin	8.9%	7.8%	6.6%	6.5%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted Net Income Reconciliation
Net income (loss)	$16.8	$16.3	$(63.8)	$(18.7)
Non-cash stock-based compensation expense	8.6	6.8	17.1	13.2
Amortization of intangible assets	42.0	27.7	84.0	53.3
Acquisition and integration costs	22.7	12.5	39.8	26.1
Losses on fair value of investment	—	7.1	0.2	7.1
Bargain purchase gain	—	(0.2)	—	(0.2)
Income tax effect of adjustments (a)	(19.3)	(14.2)	(48.5)	(26.8)

Adjusted net income	$70.7	$56.0	$28.8	$54.0

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings (loss) per share	$0.20	$0.20	$(0.84)	$(0.27)
Non-cash stock-based compensation expense	0.11	0.09	0.22	0.17
Amortization of intangible assets	0.54	0.37	1.07	0.70
Acquisition and integration costs	0.29	0.17	0.51	0.34
Losses on fair value of investment	—	0.09	0.00	0.09
Bargain purchase gain	—	(0.00)	—	(0.00)
Income tax effect of adjustments (a)	(0.25)	(0.19)	(0.62)	(0.35)

Adjusted diluted earnings per share	$0.89	$0.73	$0.35	$0.70

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Calculation of Net Debt	June 30, 2023	December 31, 2022
Current portion of long-term debt, including finance leases	$169.3	$171.9
Long-term debt, including finance leases	3,154.6	3,052.2
Less: cash and cash equivalents	(119.9)	(370.6)

Net Debt	$3,204.0	$2,853.5

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
EBITDA and Adjusted EBITDA Reconciliation
Net income	$111 – 141	$33.9	$330.7
Interest expense, net	220 – 225	112.3	53.4
Provision for income taxes	30 – 40	9.2	99.3
Depreciation	436	371.2	345.6
Amortization of intangible assets	168	135.9	77.2

EBITDA	$966 – 1,011	$662.5	$906.3

Non-cash stock-based compensation expense	34	27.4	24.8
Acquisition and integration costs	50 – 55	86.0	3.6
Losses on fair value of investment	0	7.7	7.8
Bargain purchase gain	—	(0.2)	(3.5)
Project results from non-controlled joint venture	—	(2.8)	—

Adjusted EBITDA	$1,050 – 1,100	$780.6	$939.1

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	0.9 – 1.1%	0.3%	4.2%
Interest expense, net	1.7%	1.1%	0.7%
Provision for income taxes	0.2 – 0.3%	0.1%	1.2%
Depreciation	3.4%	3.8%	4.3%
Amortization of intangible assets	1.3%	1.4%	1.0%

EBITDA margin	7.6 – 7.8%	6.8%	11.4%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Acquisition and integration costs	0.4%	0.9%	0.0%
Losses on fair value of investment	0.0%	0.1%	0.1%
Bargain purchase gain	—%	(0.0)%	(0.0)%
Project results from non-controlled joint venture	—%	(0.0)%	—%

Adjusted EBITDA margin	8.2 – 8.5%	8.0%	11.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Adjusted Net Income Reconciliation
Net income	$111 – 141	$33.9	$330.7
Non-cash stock-based compensation expense	34	27.4	24.8
Amortization of intangible assets	168	135.9	77.2
Acquisition and integration costs	50 – 55	86.0	3.6
Losses on fair value of investment	0	7.7	7.8
Bargain purchase gain	—	(0.2)	(3.5)
Project results from non-controlled joint venture	—	(2.8)	—
Income tax effect of adjustments (a)	(66) - (67)	(58.6)	(27.4)
Statutory tax rate effects (b)	—	5.5	6.7

Adjusted net income	$297 – 332	$234.8	$420.0

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.38 – 1.77	$0.42	$4.45
Non-cash stock-based compensation expense	0.43	0.36	0.34
Amortization of intangible assets	2.14	1.78	1.04
Acquisition and integration costs	0.64 – 0.70	1.13	0.05
Losses on fair value of investment	0.00	0.10	0.11
Bargain purchase gain	—	(0.00)	(0.05)
Project results from non-controlled joint venture	—	(0.04)	—
Income tax effect of adjustments (a)	(0.84) – (0.85)	(0.77)	(0.37)
Statutory tax rate effects (b)	—	0.07	0.09

Adjusted diluted earnings per share	$3.75 – 4.19	$3.05	$5.65

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2022 and 2021, includes the effect of changes in state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended September 30, 2023 Est.	For the Three Months Ended September 30, 2022
EBITDA and Adjusted EBITDA Reconciliation
Net income	$101 – 122	$49.2
Interest expense, net	56 – 57	26.9
Provision for income taxes	33 – 40	11.1
Depreciation	112	91.3
Amortization of intangible assets	42	28.0

EBITDA	$344 – 373	$206.5

Non-cash stock-based compensation expense	9	5.7
Acquisition and integration costs	8	33.3
Losses on fair value of investment	—	0.1

Adjusted EBITDA	$360 – 390	$245.6

	Guidance for the Three Months Ended September 30, 2023 Est.	For the Three Months Ended September 30, 2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	2.7 - 3.2%	2.0%
Interest expense, net	1.5%	1.1%
Provision for income taxes	0.9 - 1.0%	0.4%
Depreciation	2.9 - 3.0%	3.6%
Amortization of intangible assets	1.1%	1.1%

EBITDA margin	9.1 - 9.7%	8.2%

Non-cash stock-based compensation expense	0.2%	0.2%
Acquisition and integration costs	0.2%	1.3%
Losses on fair value of investment	—%	0.0%

Adjusted EBITDA margin	9.6 - 10.1%	9.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended September 30, 2023 Est.	For the Three Months Ended September 30, 2022
Adjusted Net Income Reconciliation
Net income	$101 – 122	$49.2
Non-cash stock-based compensation expense	9	5.7
Amortization of intangible assets	42	28.0
Acquisition and integration costs	8	33.3
Losses on fair value of investment	—	0.1
Income tax effect of adjustments (a)	(13)	(15.5)

Adjusted net income	$146 – 168	$100.8

	Guidance for the Three Months Ended September 30, 2023 Est.	For the Three Months Ended September 30, 2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.27 - 1.55	$0.65
Non-cash stock-based compensation expense	0.11	0.08
Amortization of intangible assets	0.54	0.37
Acquisition and integration costs	0.10	0.44
Losses on fair value of investment	—	0.00
Income tax effect of adjustments (a)	(0.17)	(0.21)

Adjusted diluted earnings per share	$1.85 - 2.13	$1.34

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: power delivery services, including transmission, distribution, environmental planning and compliance, wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline distribution infrastructure, including natural gas, carbon capture sequestration, water and pipeline integrity services; heavy civil; industrial infrastructure; and environmental remediation services. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: market conditions, including levels of inflation, rising interest rates or supply chain issues, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including the potential adverse effects of potential recessionary concerns, inflationary issues, supply chain disruptions and higher interest rates, the availability and cost of financing, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for fuel and energy sources, and/or fluctuations in materials, labor, supplies, equipment and other costs, or supply-related issues that affect availability or cause delays for such items; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; risks related to completed or potential acquisitions, such as IEA, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; any exposure resulting from system or information technology interruptions or data security breaches; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as purchase consideration in connection with past or future acquisitions, or as consideration for earn-out obligations or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks associated with material weaknesses in our internal control over financial reporting and our ability to remediate such weaknesses; a small number of our existing shareholders have the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.